As filed with the Securities and Exchange Commission on March    , 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

MAGIC SOFTWARE ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Israel                                                                         None

(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)

5 HaPlada Street, Or-Yehuda, Israel 60218

(Address of Principal Executive Offices) (Zip Code)

2000 EMPLOYEE STOCK OPTION PLAN, AS AMENDED

(Full title of the plan)

Magic Software Enterprises Inc.

Attn: Oren Inbar, Chief Executive Officer

23046 Avenida de la Carlota

Laguna Hills, CA 92653

 (Name and address of agent for service)

(949) 250-1718

(Telephone number, including area code, of agent for service)

Copies to:

Steven J. Glusband, Esq. Carter, Ledyard & Milburn LLP 2 Wall Street New York, New York 10005 (212) 732-3200	Amit Birk Adv. Magic Software Enterprises Ltd. 5 Haplada Street Or-Yehuda 60218, Israel 972-3-538-9322

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.1 per share	600,000 shares	$1.66 (1)	$996,000	$106.57 (2)

(1)

Calculated pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($1.71 and $1.61) of an ordinary share as quoted on the NASDAQ National Market System on March 1, 2006.

(2)

Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .000107.

This Registration Statement shall become effective immediately upon filing as provided in

Rule 462 under the Securities Act of 1933.

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EXPLANATORY NOTE

The purpose of this Registration Statements is to register additional 600,000 Ordinary Shares for issuance under the Registrant's 2000 Employee Stock Option Plan, as amended and restated.  In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-104377) filed with the Securities and Exchange Commission (the "Commission") on March 8, 2001, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Or Yehuda, Israel on March 6, 2006.

MAGIC SOFTWARE ENTERPRISES LTD.

     /s/ David Assia

By: _______________________________

David Assia

Acting Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Assia and Amit Birk, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Magic Software Enterprises Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 6, 2006, by the following persons in the capacities indicated.

Signature	Title
/s/ David Assia David Assia	Chairman of the Board of Directors and Director and Acting Chief Executive Officer
/s/ Ziv Zviel Ziv Zviel	Acting Chief Financial Officer
/s/ Dan Goldstein Dan Goldstein	Director
/s/ Gad Goldstein Gad Goldstein	Director
/s/ Naamit Salomon Naamit Salomon	Director
/s/ Yehezkel Zeira Yehezkel Zeira	Director
/s/ Elan Penn Elan Penn	Outside Director
/s/ Yigal Bar-Yossef Yigal Bar-Yossef	Outside Director
Magic Software Enterprises Inc. /s/ Oren Inbar Oren Inbar	Authorized Representative in the United States

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EXHIBIT INDEX

Exhibit No.		Page No.
5	Opinion of Amit Birk, Adv.	8
23.1	Consent of Amit Birk, Adv. (included in Exhibit (5))	8
23.2	Consent of Kost Forer, Gabbay & Kasierer	9
23.3	Consent of Levy Cohen & Co. Chartered Accountants	10
23.4	Consent of ASG Audit Corporation, a Member of Grant Thornton International	11
23.5	Consent of Mock & Partners International, Register Accountants	12
24	Power of Attorney (included as part of this Registration Statement)	5

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